Sub-Items 77I and 77Q1(a)

The Dreyfus/Laurel Funds, Inc.

(the "Registrant")

Dreyfus Institutional S&P 500 Stock Index Fund

(the "Fund")

At the meeting held on July 27-28, 2016, the Board of Directors of the Registrant approved, effective August 31, 2016, to: 1) change the name of the Fund from Dreyfus BASIC S&P 500 Stock Index Fund to Dreyfus Institutional S&P 500 Stock Index Fund; 2) redesignate existing shares of the Fund as Class I shares; and 3) modify the eligibility requirements for purchases of such Class I shares to generally conform to those of Class I shares offered by other Dreyfus-managed funds, a description of which appears in the documents, or section of the documents, incorporated by reference below:

1.      A Supplement to Summary Prospectus and Prospectus dated March 1, 2016, which was filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 497(e) under the Securities Act of 1933, as amended on July 29, 2016; and

2.      Registrant’s Articles of Amendment, which was filed with the SEC as Exhibit (a)(40) to Post-Effective Amendment No. 162 to the Registrant’s Registration Statement on Form N-1A, filed on September 12, 2016 ("Amendment No. 162").